Exhibit 10.2
ASSIGNMENT AND ASSUMPTION AGREEMENT
    This Assignment and Assumption Agreement (this “Agreement”) is entered into this 17th day of May, 2024 by and between Laboratory Corporation of America Holdings (“Labcorp”), Labcorp Holdings Inc. (“LHI”) and Adam H. Schechter (“Executive”).
RECITALS
    WHEREAS, Labcorp and Executive have previously entered into an Executive Employment Agreement as of June 4, 2019 pursuant to which Executive agreed to be employed as the President and Chief Executive Officer of Labcorp (the “Executive Employment Agreement”);
    WHEREAS, pursuant to Section 15 of the Executive Employment Agreement, the rights and obligations of Labcorp under the Executive Employment Agreement shall be assignable and may be assumed by a successor entity in connection with the formation of a holding company or similar corporate reorganization approved by the Board of Directors of Labcorp
WHEREAS, Labcorp and LHI have entered into a series of transactions effective as of May 17, 2024 to implement a new holding company structure pursuant to which Labcorp will become a direct, wholly owned subsidiary of Labcorp Holdings Inc.;
    WHEREAS, in connection with the implementation of the new holding company structure, effective as of May 17, 2024, LHI desires to assume the obligations of Labcorp under the Executive Employment Agreement and Executive desires to consent to and agree to the assignment and assumption of the Executive Employment Agreement from Labcorp to LHI.
    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:
1.Pursuant to Section 15 of the Executive Employment Agreement, Labcorp, LHI and Executive agree to the assignment of the Executive Employment Agreement from Labcorp to LHI and the assumption by LHI of all of the obligations under the Executive Employment Agreement.

2.Consistent with the foregoing, and in accordance with the terms of Section 15 of the Executive Employment Agreement, effective as of the May 17, 2024, the term “Company” as used in the Executive Employment Agreement refers to LHI instead of Labcorp.

3.Except as otherwise provided in this Agreement, all terms of the Executive Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered on their behalf.

Exhibit 10.2

LABORATORY CORPORATION OF AMERICA HOLDINGS

By: /s/ Sandra D. van der Vaart
Name: Sandra D. van der Vaart
Title: Executive Vice President, Chief Legal Officer, and Secretary

LABCORP HOLDINGS INC.
By: /s/ Sandra D. van der Vaart
Name: Sandra D. van der Vaart
Title: Executive Vice President,
Chief Legal Officer, and
Secretary

EXECUTIVE
By: /s/ Adam H. Schechter

Name: Adam H. Schechter
Title: President and Chief
Executive Officer